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                                                                       EXHIBIT 5

                                  June 29, 1998

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Ladies and Gentlemen:

             In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed merger (the "Merger") of Marine Bank, a Florida corporation ("Marine") with and into SouthTrust Bank, National Association, and the issuance of up to 477,200 shares of common stock, par value $2.50 per share, of SouthTrust (the "Shares") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of Marine will receive shares of SouthTrust common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

             Upon the basis of the foregoing, we are of the opinion that:

             (i) the Shares to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

             (ii) under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares.

             We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption Legal Matters in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                      Very truly yours,


                                      /s/ BRADLEY ARANT ROSE & WHITE LLP